UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

WideOpenWest Finance, LLC

(Exact name of registrant as specified in its Charter)

Delaware	333-187850	31-1811298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7887 East Belleview Avenue, Suite 1000 Englewood, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (720) 479-3500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Item 5.02                                           Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On May 1, 2013, Racecar Acquisition, LLC (“Holdings”), the parent company of WideOpenWest Finance, LLC (the “Company”) and WideOpenWest Networks, LLC (“WOW Networks”) entered into an employment agreement (the “Employment Agreement”) with Colleen Abdoulah, to continue to serve as the Company’s Chairperson and Chief Executive Officer. The term of the Employment Agreement is for three years unless earlier terminated pursuant to its terms.

Under the Employment Agreement, Ms. Abdoulah receives an annual base salary, subject to annual increases as determined by Holdings’ compensation committee, and an annual bonus award with a target bonus of 100% of her annual base salary (based upon achievement of objective performance goals established by the compensation committee, which may include Ms. Abdoulah’s and Holdings’ and its subsidiaries’ performance relative to budgeted EBITDA, numbers of subscribers, capital expenditures, and customer satisfaction and other goals established by the compensation committee). The compensation committee will establish additional performance thresholds above and below the target ranging from 50% to a percentage in excess of 100% of Ms. Abdoulah’s annual base salary as permitted by the then existing management bonus plan. Ms. Abdoulah may participate in the Company’s employee benefit plans as are generally made available to the Company’s senior executives, including insurance programs and other fringe employee benefits.

Upon termination of Ms. Abdoulah’s employment by the Company without cause or by Ms. Abdoulah for good reason, Ms. Abdoulah will receive severance in the form of continued annual salary payments through the second anniversary of the date of her termination of employment (subject to her execution of a release in favor of the Company and its subsidiaries and continued compliance with the restrictive covenants set forth in the Employment Agreement). Ms. Abdoulah will not be entitled to severance payments upon termination for any other reason.

The Employment Agreement is filed as Exhibit 10.1 to this Form 8-K. The foregoing disclosure is qualified in its entirety by reference to the exhibit.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Description

10.1	Restatement of Executive Employment Agreement, dated as of May 1, 2013, by and among Racecar Acquisition, LLC, WideOpenWest Networks, LLC and Colleen Abdoulah

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST FINANCE, LLC

Date: May 7, 2013	By:	/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restatement of Executive Employment Agreement, dated as of May 1, 2013, by and among Racecar Acquisition, LLC, WideOpenWest Networks, LLC and Colleen Abdoulah.